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                                                                      EXHIBIT 23


                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------

The Board of Directors of
J. C. Penney Company, Inc.:


We consent to incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-28390, 33-59666, 33-59668, 33-66070, 33-66072, 33-56995, 333-13949,
333-13951, 333-22627, 333-22607, 33-33343, 333-27329, 333-71237) and Form S-3
(No. 333-57019) of J.C. Penney Company, Inc. of our report dated February 25, 1999, relating to the consolidated balance sheets of J. C. Penney Company, Inc. and subsidiaries as of January 30, 1999 and January 31, 1998, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended January 30, 1999, which report is incorporated by reference in the January 30, 1999 Annual Report on Form 10-K of J.C. Penney Company, Inc. and to our report dated February 25, 1999 on the related financial statement schedule, which report appears in the January 30, 1999 Annual Report on Form 10-K of J. C. Penney Company, Inc.


                                       /s/ KPMG LLP

Dallas, Texas
April 23, 1999